                                                                    Exhibit 10.6

                               SAFECO CORPORATION

                        [INCENTIVE] STOCK OPTION CONTRACT

SAFECO Corporation ("SAFECO") grants to ("Optionee") an [incentive] stock option to purchase xxxxx shares of SAFECO Common Stock subject to the SAFECO Long-Term Incentive Plan of 1997 and the following terms and conditions.

1. TERM. This option contract is effective from the date stated below until the earlier of (i) the close of business ten years from such date or (ii) such other date as may apply pursuant to paragraph 5 of the Standard Provisions relating to retirement, death or other termination of employment and paragraph 8 regarding forfeiture.

2. PURCHASE PRICE. Optionee may purchase the shares covered by this option contract at a price of $XXXX per share.

3. LIMITATIONS ON EXERCISE (VESTING). Except as otherwise provided in the Standard Provisions, this option may be exercised (or, as stated herein, shall "vest") as follows:

            (i) On or after XXXX, up to but not exceeding xx% of the total number of shares covered by this option;

            (ii) On or after XXXX, up to but not exceeding XX% of the total number of shares covered by this option;

            (iii) On or after XXXX, up to but not exceeding XX% of the total number of shares covered by this option;

            (iv) On and after XXXX, up to the total number of shares covered by this option.

4. STANDARD PROVISIONS. Each provision stated in the attached SAFECO CORPORATION STANDARD PROVISIONS APPLICABLE TO STOCK OPTIONS ("Standard Provisions") is incorporated by reference into this option contract.



DATED:  _________________, ____

      SAFECO CORPORATION                        OPTIONEE


      By_____________________                   _____________________
         Chief Executive Officer

                               SAFECO CORPORATION
                STANDARD PROVISIONS APPLICABLE TO STOCK OPTIONS
           GRANTED UNDER THE SAFECO LONG-TERM INCENTIVE PLAN OF 1997


1. EXERCISE OF OPTIONS. As an option vests pursuant to paragraph 3 of the option contract, Optionee may exercise up to the total number of shares that have vested, subject to a minimum purchase of 10 shares at any one time. Shares that have vested may be purchased at any time until the option contract terminates. All unexercised rights will terminate upon the expiration of the option contract term.

2. METHOD OF EXERCISE. To exercise an option, in whole or in part, the Optionee shall deposit with the chief executive officer of SAFECO Corporation ("SAFECO") a written notice identifying the option by date and designating the number of shares as to which Optionee is exercising the option, accompanied by payment in full for the number of shares being purchased.

3. EXERCISE OF RIGHTS FOLLOWING CHANGE IN CONTROL. Notwithstanding the limitations on exercise set forth in paragraph 3 of the option contract, in the event there is a Change in Control of SAFECO (as defined in the Plan), the option shall become exercisable in full immediately prior to the Change in Control and may thereafter be exercised in whole or in part at any time prior to the expiration of the stated term of the option.

4. TRANSFERABILITY. Options shall not be subject to execution, attachment or similar process. Except as permitted by the Plan and the Compensation Committee, options may not be assigned, pledged or transferred in any manner, by operation of law or otherwise, except by will or by the laws of descent and distribution, and during the lifetime of the Optionee, only the Optionee or the Optionee's guardian may exercise an option.

5.    TERMINATION OF EMPLOYMENT, RETIREMENT, DISABILITY AND DEATH

      (a) In the event the Optionee ceases to be employed by any member of the SAFECO family of companies, the option may be exercised, but only to the extent exercisable on the date of termination of employment, at any time within three months following such termination of employment, except that:

            (i) If the Optionee's termination of employment is on account of Retirement, then the option, to the extent exercisable at the date of termination of employment, may be exercised at any time prior to the expiration of its stated term, but in no event later than the fifth anniversary date of the Optionee's termination of employment.

           (ii) If the Optionee's termination of employment is on account of a permanent and total disability within the meaning of
                  Section 22(e)(3) of the Internal Revenue Code, then the option, to the extent exercisable at the date of termination of employment, may be exercised at any time within one year after the date of termination.

          (iii) If the Optionee's termination of employment is caused by the death of the Optionee, then the option may be exercised at any time prior to the expiration of the term stated in the option contract by the person(s) to whom the Optionee's rights pass by will or by operation of law without regard to any requirements related to continued employment or installment vesting.

          (iv) If the Optionee dies following termination of employment and during the period in which the option is exercisable under subparagraph (i) or (ii) of this paragraph 5, then, to the extent the option was vested at the date of termination of employment, the option may be exercised at any time prior to the expiration of the term stated in the option contract by the person(s) to whom the Optionee's rights pass by will or by operation of law.

      (b) Any portion of an option that is not exercisable on the date of termination of the Optionee's employment shall terminate on such date, unless the Committee determines otherwise.

      (c) To the extent that the option is not exercised following termination of employment within the time periods provided above, all further rights to exercise the option shall terminate at the expiration of the applicable period.

6. RIGHTS AS STOCKHOLDER. Neither the Optionee nor the Optionee's legal representative, heir, legatee or distributee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to an option, until after the stock is issued.

7. PROVISIONS OF THE SAFECO LONG-TERM INCENTIVE PLAN OF 1997. The option is subject to all of the provisions of the SAFECO Long-Term Incentive Plan of 1997 and, to the extent provided in such Plan, to all constructions, interpretations, rules and regulations which may from time to time be promulgated pursuant to or in connection with the Plan. Capitalized terms not otherwise defined in these Standard Provisions shall have the meanings assigned to them in the Plan.

8.    FORFEITURE.

      (a) If, at any time within (i) one year after the exercise of any portion of the option or (ii) one year after termination of employment, whichever is the later (the "Restricted Period"), the Optionee engages in any activity harmful to SAFECO's interests or which is in competition with any of SAFECO's operations, then the Optionee's rights under the option shall terminate effective as of the date on which the Optionee commences such activity (unless terminated sooner by operation of another term or condition of the option), and any option gain realized by the Optionee from exercising all or any portion of the option during the Restricted Period shall be immediately payable to SAFECO.

      (b)   Such harmful or competitive activities include, without limitation,
            (i) engaging in conduct related to the Optionee's employment for which either criminal or civil penalties may be sought; (ii) accepting employment with or serving as a consultant, advisor or in any other capacity to any party which is in competition with any member or members of the SAFECO family of companies in any of their lines of business; (iii) disclosing or misusing any confidential information concerning the SAFECO companies; and (iv) participating in a hostile attempt to acquire control of SAFECO.

      (c) SAFECO shall have the right to reduce payment of any amounts owed to the Optionee (for wages, fringe benefits, unused vacation or any other reason except as may be prohibited by law) to the extent of any amounts owing to SAFECO by the Optionee under the foregoing forfeiture provisions.